Exhibit 99.1

Alarm.com Closes Acquisition of Business Units from Icontrol Networks

Tysons, VA – March 8, 2017 – Alarm.com (Nasdaq: ALRM), the leading platform solution for the connected home and business, today announced that it has completed its previously announced acquisition of two business units, Connect and Piper, from Icontrol Networks.

Connect, based in Redwood City, California, provides an interactive security and home automation platform that powers several service providers’ solutions including ADT Pulse®. Piper, based in Ottawa, Canada, designs, produces and sells an all-in-one video and home automation hub.

“We are pleased to wrap up our acquisition of the Icontrol Connect and Piper business units,” said Steve Trundle, President and CEO of Alarm.com. “The market for security-oriented connected home and connected business solutions continues to be attractive. These two business units will allow us to upsize our distribution channels and increase the scale of our research and development initiatives. With this expanded capacity, we will be better positioned to keep ourselves and our service provider partners competitive into the future. We welcome the Icontrol employees to our team.”

Alarm.com is at the forefront of the evolution of connected home and business technology from single-point devices to fully integrated solutions. The Connect and Piper business units will add new technology infrastructure, talent, key relationships and hardware devices that are expected to help accelerate Alarm.com’s development of intelligent, data-driven services. With increased scale and breadth of service, the Alarm.com platform enables service providers to address a broad range of consumer needs with reliable and innovative connected home and business solutions.

About Alarm.com

Alarm.com is the leading platform for the intelligently connected property. Millions of people depend on Alarm.com’s technology to monitor and control their property from anywhere. Centered on security and remote monitoring, our platform addresses a wide range of market needs and enables application-based control for a growing variety of Internet of Things (IoT) devices. Our security, video monitoring, intelligent automation and energy management solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com’s common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “enable,” “expect,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the expected benefits and synergies of the integration of the Connect and Piper business units into the Company (the “Acquisition”), including the impact on the Company’s distribution channels, the enhancement and acceleration of research and development initiatives and anticipated market demand and conditions. These statements reflect the Company’s current views with respect to future events, and are subject to certain risks, uncertainties, and assumptions. A number of factors could cause actual results to differ materially from those contained in the forward-looking statements, including the Acquisition could subject the Company to significant additional liabilities for which it may not be indemnified; the Acquisition may cause disruption in the Company’s business or in the Connect and Piper business units; the Company may experience difficulties in realizing the expected benefits of the Acquisition; the Company’s actual post-Acquisition operating results may differ significantly from any guidance provided; the Company’s ability to manage and execute on the Company’s business strategies; the effects of increased competition and evolving technologies; the Company’s ability to effectively enhance, innovate and scale the Company’s solutions; consumer demand for interactive security and home automation services; the reliability of the Company’s hardware and technology suppliers; future financial prospects, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016, the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 filed with the Securities and Exchange Commission on November 14, 2016 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time. Actual results and the timing of certain events may differ materially from the results or timing predicted or implied by such forward-looking statements. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts

Media Relations:

Matthew Zartman

Alarm.com

mzartman@alarm.com

571.356.9158

Investor Relations:

Jonathan Schaffer

The Blueshirt Group

ir@alarm.com

212.871.3953